Exhibit 35.5

SERVICER COMPLIANCE STATEMENT (ITEM 1123)

WACHOVIA MORTGAGE CORPORATION

Re: The issuing entities listed on Exhibit A hereto (each, an “Issuing Entity”)

The undersigned, a duly authorized officer of Wachovia Mortgage Corporation as servicer (the “Servicer”) pursuant to the applicable servicing agreement, does hereby certify that:

1. A review of the Servicer’s activities during the period covered by each Issuing Entity’s relevant report on Form 10-K and of the Servicer’s performance under the applicable servicing agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout such period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 29th day of February, 2008.

Wachovia Mortgage Corporation

By:	/s/ Kendal A. Leeson
Name:	Kendal A. Leeson
Title:	Vice President

Exhibit A:

RALI SERIES 2006-QS6 TRUST

RALI SERIES 2006-QS10 TRUST

RALI SERIES 2006-QS11 TRUST

RALI SERIES 2006-QS13 TRUST

RALI SERIES 2006-QS16 TRUST

RALI SERIES 2006-QS18 TRUST

RAMP SERIES 2006-RS5 TRUST

RFMSI SERIES 2006-S3 TRUST

RFMSI SERIES 2006-S4 TRUST

RFMSI SERIES 2006-S6 TRUST

RFMSI SERIES 2006-S7 TRUST

RFMSI SERIES 2006-S10 TRUST

RFMSI SERIES 2006-S12 TRUST

RALI SERIES 2007-QS4 TRUST

RALI SERIES 2007-QS8 TRUST

RALI SERIES 2007-QS10 TRUST

RALI SERIES 2007-QS11 TRUST

RFMSI SERIES 2007-S4 TRUST

RFMSI SERIES 2007-S5 TRUST

RFC SERIES 2007-WH3 TRUST

RFMSI SERISE 2007-S8 TRUST

RALI SERIES 2007-QS3 TRUST